HomeStreet, Inc. Reports Third Quarter 2015 Results
Net Income of $10.0 Million, or $0.45 per Diluted Share
SEATTLE – October 26, 2015 – (BUSINESS WIRE) – HomeStreet, Inc. (NASDAQ:HMST) (the “Company” or “HomeStreet”), the parent company of HomeStreet Bank, today announced net income of $10.0 million, or $0.45 per diluted share, for the third quarter of 2015, compared to net income of $12.4 million, or $0.56 per diluted share, for the second quarter of 2015 and $5.0 million, or $0.33 per diluted share, for the third quarter of 2014. Core net income (a non-GAAP financial measure that adjusts net income to exclude merger-related items) for the quarter was $9.4 million, or $0.42 per diluted share, compared to core net income of $14.5 million, or $0.65 per diluted share, for the second quarter of 2015 and $5.4 million, or $0.36 per diluted share, for the third quarter of 2014.
Merger Activities
On September 28, 2015, the Company entered into a definitive agreement to acquire Orange County Business Bank ("OCBB"), a California banking corporation in Irvine, California. The proposed transaction was approved by the boards of both companies and is expected to close in the first quarter of 2016, subject to certain conditions set forth in the merger agreement as well as customary closing conditions, including OCBB shareholder approval and certain state and federal regulatory approvals.

On August 4, 2015, the Company entered into a definitive agreement to acquire a bank branch and deposits in Dayton, Washington. This acquisition, which has received regulatory approval and is expected to close in December, will increase HomeStreet’s network of branches in Eastern Washington to a total of five retail deposit branches.

“We are pleased with our progress in third quarter as we continue to execute our strategy to grow and diversify earnings,” said Mark K. Mason, Chairman and Chief Executive Officer. “In the quarter, we expanded our commercial and consumer banking business organically by opening two de novo bank branches in Greater Seattle, and we announced that we entered into definitive agreements to acquire Orange County Business Bank located in Irvine, California, which will add to our growing platform in Southern California, and to acquire a bank branch in Dayton, Washington, which will increase our network of branches in Eastern Washington. After closing a record volume of $2.02 billion in single family mortgages in second quarter, we continued our strong production with $1.93 billion in single family closed loan volume in third quarter. Overall, lower profit margins on mortgage originations reduced our results for the quarter; however, excluding after-tax merger-related items, our Commercial and Consumer Banking segment net income of $6.3 million for the third quarter compared to net income of $5.0 million for the second quarter of 2015 reflects substantial progress toward our strategic objectives.”

For details and the complete earnings release, please refer to the Company’s investor relations website at http://ir.homestreet.com as well as the Company's Form 8-K filing at www.sec.gov.

Conference Call
HomeStreet, Inc., the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, October 27, 2015 at 1:00 p.m. EDT. Mark Mason, CEO, and Melba Bartels, CFO, will discuss third quarter 2015 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10073378 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada) shortly before 1:00 p.m. EDT. A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10073378.
The information to be discussed in the conference call will be available on the company's web site after the market closes on Monday, October 26, 2015.

Forward-Looking Statements
This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. When used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Among other things, we face limitations and risks associated with our ability to expand our banking operations geographically and across market sectors, integrate our recent acquisitions, grow our franchise and capitalize on market opportunities, meet the growth targets that management has set for the Company, maintain our position in the industry and generate positive net income and cash flow. These limitations and risks include without limitation changes in general economic conditions that impact our markets and our business, actions by the Federal Reserve affecting monetary and fiscal policy, regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business, our ability to maintain electronic and physical security of our customer data and our information systems, our ability to maintain compliance with applicable laws and regulations, our ability to attract and retain key personnel, our ability to make accurate estimates of the value of our non-cash assets and liabilities, significant increases in the competition we face in our industry and market and the extent of our success in problem asset resolution efforts. Closing of the acquisitions discussed in this press release will be contingent on meeting certain conditions, including the receipt of regulatory approvals, shareholder approvals from the shareholders of OCBB in that acquisition and closing a merger between AmericanWest Bank and Banner Bank in relation to the proposed Dayton branch acquisition. Such transactions may be delayed in closing, may require significant management attention, and may fall short of anticipated size and value. We may not realize the benefits expected from our anticipated acquisitions or our recently completed bank and branch acquisitions in the anticipated time frame (or at all), and integration of acquired operations may take longer or prove more expensive than anticipated. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards, a decrease in interest rates, an increase in competition for such loans, unfavorable changes in general economic conditions, including housing prices, the job market, consumer confidence and spending habits either nationally or in the regional and local market areas in which the Company does business, and recent and future legislative or regulatory actions or reform that affect our business or the banking or mortgage industries more generally. A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives is contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.

Information contained herein, other than information at December 31, 2014 and for the twelve months then ended, is unaudited. All financial data should be read in conjunction with the notes to the consolidated financial statements of HomeStreet, Inc., and subsidiaries as of and for the fiscal year ended December 31, 2014, as contained in the Company's Annual Report on Form 10-K for such fiscal year.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we have disclosed “core net income” to provide comparisons of quarters and year-to-date fiscal 2015 net income to the corresponding periods of fiscal 2014. We believe this information is useful to investors who are seeking to exclude the after-tax impact of merger-related expenses and a bargain purchase gain, both of which we recorded in connection with our merger with Simplicity Bancorp on March 1, 2015. We also have presented adjusted expenses, which eliminate costs incurred in connection with the merger. Similarly, we have provided information about our balance sheet items, including total loans, total deposits and total assets, adjusted in each case to eliminate merger-related impacts. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain merger-related revenues and expenses that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are available to institutional investors and analysts to help them assess the strength of our business.
For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures," included at the end of the complete earnings release.

Source: HomeStreet, Inc.

Contact:	Investor Relations:
HomeStreet, Inc.
Mark Hettel (206) 389-6303
Mark.Hettel@HomeStreet.com
http://ir.homestreet.com